EXHIBIT 10.8

SECOND AMENDMENT TO PATENT AND TECHNOLOGY LICENSE AGREEMENT

This Second Amendment to Patent and Technology License Agreement (the “Amendment”) is made as of the 20th day of March 2017 to the Patent and Technology License Agreement effective as of May 14, 2014, as amended (the “Agreement”), by and between Novel Anti-Infective Technologies, LLC (the “Licensor”), and Leonard-Meron Biosciences, Inc. (“Licensee”). Terms used herein that are not otherwise defined herein shall have the meanings given them in the Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby amend the Agreement and agree as follows:

1. Section 2.6 of the Agreement shall be deleted in its entirety and replaced with the following new Section 2.6:

“2.6 LICENSED TERRITORY means worldwide.”

2. The Agreement shall be amended by adding the following new Section 2.9A:

“2.9A “PHASE III TRIAL” means a clinical trial of a Licensed Product in human patients sponsored by LICENSEE, its AFFILIATES or SUBLICENSEEs, which trial is designed (a) to establish that the Licensed Product is safe and efficacious for its intended use; (b) to define warnings, precautions and adverse reactions that are associated with the Licensed Product in the dosage range to be prescribed; (c) to be, either by itself or together with one or more other clinical trials having a comparable design and size, the pivotal human clinical trial in support of an application for Regulatory Approval or label expansion of the Licensed Product, and (d) consistent with 21 CFR § 312.21(c) (as hereafter modified or amended), or with respect to a jurisdiction other than the United States, a similar clinical study).”

3. Subclause (6) of Section 4.1(f) shall be deleted in its entirety and replaced with the following new subclause (6):

“(6) REGULATORY APPROVAL in any one of the following: Canada, Australia, India, China, Taiwan, South Korea or Russia, with respect to REGULATORY APPROVAL FILING submitted by LICENSEE, its AFFILIATES or SUBLICENSEES: $100,000”

4. Section 4.1(f) shall be amended by adding a new subclause (10) as follows:

“(10) REGULATORY APPROVAL in any one of the following: Brazil, Argentina, Chile, Peru, Colombia or Venezuela, with respect to a REGULATORY APPROVAL FILING submitted by LICENSEE, its AFFILIATES or SUBLICENSEES: $50,000.”

5. Section 4.1 shall be amended by adding a new subsection (h) as follows:

“(h) A nonrefundable license fee in the amount of $15,000, due and payable on or before April 30, 2017.”

6. Except as specifically amended or modified by this Amendment, the terms and conditions of the Agreement shall remain unimpaired, unaffected, and unchanged in every particular as set forth in the Agreement. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument. One or more counterparts hereof may be delivered via telecopier, with the intent that any such counterpart have the effect of an original counterpart hereof.

[Signature page to follow.]

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IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Patent and Technology License Agreement as of the day and year first above written.

NOVEL ANTI-INFECTIVE TECHNOLOGIES, LLC

By:	/s/ David B. McWilliams
Name:	David B. McWilliams
Title:	Chairman

LEONARD-MERON BIOSCIENCES, INC.

By:	/s/ Myron Holubiak
Name:	Myron Holubiak
Title:	CEO

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